As filed with the Securities and Exchange Commission on December 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baker Hughes, a GE company, LLC	Baker Hughes Co-Obligor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3533	76-0207995	Delaware	3533	82-1636224
(State or other jurisdiction of incorporation or organization)	(Primary SIC Code No.)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(Primary SIC Code No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road

Houston, Texas 77073

(713) 439-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William D. Marsh

Chief Legal Officer

Baker Hughes, a GE company, LLC

17021 Aldine Westfield Road

Houston, Texas 77073

(713) 439-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harald Halbhuber

Lona Nallengara

Shearman & Sterling LLP

599 Lexington Avenue

New York, N.Y. 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
2.773% Senior Notes due 2022	$1,250,000,000	100.000%	$1,250,000,000	$155,625.00
3.337% Senior Notes due 2027	$1,350,000,000	100.000%	$1,350,000,000	$168,075.00
4.080% Senior Notes due 2047	$1,350,000,000	100.000%	$1,350,000,000	$168,075.00
Total	$3,950,000,000	N/A	$3,950,000,000	$491,775.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(f) under the Securities Act.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2017

PROSPECTUS

Baker Hughes, a GE company, LLC

Baker Hughes Co-Obligor, Inc.

Offers to Exchange All Outstanding Securities Listed Below:

Series of Restricted Notes to be Exchanged	CUSIP No. for the Restricted Notes	Series of Exchange Notes to be Issued	CUSIP No. for the Exchange Notes
2.773% Senior Notes due 2023	05723K AA8 / U05693 AA1	2.773% Senior Notes due 2023	05723K AD2
3.337% Senior Notes due 2027	05723K AB6 / U05693 AB9	3.337% Senior Notes due 2027	05723K AE0
4.080% Senior Notes due 2047	05723K AC4/ U05693 AC7	4.080% Senior Notes due 2047	05723K AF7

Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”) and Baker Hughes Co-Obligor, Inc., a Delaware corporation (the “Co-Obligor” and, together with BHGE LLC, the “Issuers”), are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $1,250,000,000 outstanding 2.773% Senior Notes due 2022 (the “2022 Restricted Notes”) for an equivalent principal amount of their registered 2.773% Senior Notes due 2022 (the “2022 Exchange Notes”), $1,350,000,000 outstanding 3.337% Senior Notes due 2027 (the “2027 Restricted Notes”) for an equivalent principal amount of their registered 3.337% Senior Notes due 2027 (the “2027 Exchange Notes”) and $1,350,000,000 outstanding 4.080% Senior Notes due 2047 (the “2047 Restricted Notes”) for an equivalent principal amount of their registered 4.080% Senior Notes due 2047 (the “2047 Exchange Notes”), such offers referred to herein, collectively, as the “exchange offers.” The 2022 Restricted Notes, the 2027 Restricted Notes and the 2047 Restricted Notes are collectively referred to as the “Restricted Notes” and the 2022 Exchange Notes, the 2027 Exchange Notes and the 2047 Exchange Notes are collectively referred to as the “Exchange Notes.” The Restricted Notes have certain transfer restrictions. The Exchange Notes will be freely transferable.

The exchange offers will expire at 12:00 midnight, New York City time, on                 , 2018 (the “Expiration Date”), unless the Issuers extend the exchange offers.

The terms of the Exchange Notes are identical in all material respects to the Restricted Notes of the same series, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Restricted Notes of the same series and will not entitle their holders to registration rights.

The Exchange Notes will not be listed on any securities exchange or for quotation through any automated dealer quotation system.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such Exchange Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the Exchange Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus is a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 for a discussion of risk factors that you should carefully consider before deciding to exchange your Restricted Notes for Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017

ABOUT THIS PROSPECTUS

The Issuers have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. The Issuers are not making the exchange offers to, nor will the Issuers accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the exchange offers would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important that you read and consider all of the information contained in this prospectus. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” and “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires the terms “BHGE LLC,” the “Company,” “we,” “us” and “our” may, depending on the context, refer to Baker Hughes, a GE company, LLC and its subsidiaries, unless the context otherwise requires, and the “Issuers” refers to BGHE LLC and Baker Hughes Co-Obligor, Inc. and not to any of their respective subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 001-09397). Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and at our website at www.bhge.com. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Website materials are not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” certain information that BHGE LLC files with the SEC, which means that BHGE LLC can disclose important information to you by referring you to other documents.

The information incorporated by reference is an important part of this prospectus, and information that BHGE LLC files later with the SEC prior to closing this offering will automatically update and supersede this information. BHGE LLC incorporates by reference the following documents and all documents that BHGE LLC subsequently files with the SEC prior to closing this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case and except as specifically set forth below, information “furnished” rather than “filed”):

•	Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) filed by Baker Hughes Incorporated (“BHI”) with the SEC on February 8, 2017;

•	the risk factors in the “Risk Factors” section of the definitive proxy statement/prospectus (“Proxy Statement/Prospectus”) filed by BHI with the SEC on May 30, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed by BHI with the SEC on April 28, 2017;

•	Current Reports on Form 8-K and Form 8-K/A, filed by BHI with the SEC on March 31, 2017, May 2, 2017, June 7, 2017, June 15, 2017, June 22, 2017 and June 30, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (the “Q2 2017 Quarterly Report”) filed by BHGE LLC with the SEC on July 28, 2017 and the quarterly period ended September 30, 2017 (the “Q3 2017 Quarterly Report”) filed by BHGE LLC with the SEC on October 31, 2017; and

•	Current Reports on Form 8-K and Form 8-K/A, filed by BHGE LLC with the SEC on July 3, 2017 (two filings), August 4, 2017, September 19, 2017, October 2, 2017, November 7, 2017, December 4, 2017, December 7, 2017, December 8, 2017 and December 12, 2017.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Baker Hughes, a GE company, LLC

Attention: Corporate Secretary

17021 Aldine Westfield Road

Houston, Texas 77073-5101

(713) 439-8600

THE COMBINATION OF BAKER HUGHES INCORPORATED AND GE OIL & GAS AND

OUR RELATIONSHIP WITH BAKER HUGHES, A GE COMPANY

Baker Hughes, a GE company, LLC, a Delaware limited liability company, is the successor to Baker Hughes Incorporated, a Delaware corporation. Baker Hughes Co-Obligor, Inc., a Delaware corporation, is a wholly owned subsidiary of BHGE LLC. Co-Obligor was incorporated for the sole purpose of serving as a co-obligor of debt securities and has no assets or operations other than those related to its sole purpose.

On July 3, 2017, we closed our previously announced business combination (the “Transactions”) to combine the oil and gas business (“GE O&G”) of General Electric Company (“GE”) and BHI. In connection with the Transactions, we entered into and are governed by an Amended and Restated Limited Liability Company Agreement, dated as of July 3, 2017 (the “BHGE LLC Agreement”). Under the BHGE LLC Agreement, EHHC NewCo, LLC (“EHHC”), a wholly owned subsidiary of Baker Hughes, a GE company (“BHGE”), is our sole managing member and BHGE is the sole managing member of EHHC. As our managing member, EHHC conducts, directs and exercises full control over all our activities, including our day-to-day business affairs and decision-making, without the approval of any other member. As such, EHHC is responsible for all our operational and administrative decisions and the day-to-day management of our business. GE owns approximately 62.5% of our common units and BHGE owns approximately 37.5% of our common units indirectly through two wholly owned subsidiaries.

The Transactions were treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, GE O&G, are the historical financial statements of the Company. The Company’s financial statements have been prepared on a consolidated basis, effective July 3, 2017. For all periods prior to July 3, 2017, the Company’s financial statements were prepared on a combined basis. The combined financial statements combine certain accounts of GE and its subsidiaries that were historically managed as part of its Oil & Gas business.

We and BHGE are two separate entities, and BHGE will not guarantee the Exchange Notes or otherwise have any obligations with respect to the Exchange Notes or the indenture governing them. Similarly, GE will not guarantee the Exchange Notes or otherwise have any obligations with respect to the Exchange Notes or the indenture governing them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, “forward-looking statements” as that term is defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than historical facts, including statements regarding the presentation of the Issuers’ operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified under “Risk Factors” beginning on page 10 of this prospectus, the risk factors in the “Risk Factors” section of the Annual Report, Proxy Statement/Prospectus, the Q2 2017 Quarterly Report, the Q3 2017 Quarterly Report and those set forth from time-to-time in other filings by BHGE LLC with the SEC. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov.

SUMMARY

This summary does not contain all of the information that may be important to you. You should read carefully the entire prospectus and the documents incorporated by reference for a more complete understanding of our business, our financial condition and the terms of this offering. You should read “Risk Factors” beginning on page 10 of this prospectus and the section entitled “Risk Factors—Risks Factors Related to the Business of New Baker Hughes” included in the Proxy Statement/Prospectus and incorporated by reference into this prospectus for more information about important risks that you should consider before making a decision to purchase notes in this offering.

“We,” “us,” “our,” the “Company” and “BHGE LLC” as used in this prospectus refer to Baker Hughes, a GE company, LLC and its subsidiaries, unless the context otherwise requires, and the “Issuers” refers to BHGE LLC and Baker Hughes Co-Obligor, Inc. and not to any of their respective subsidiaries.

The “Description of the Exchange Notes” section of this prospectus contains more detailed information about the terms and conditions of the Exchange Notes.

BAKER HUGHES, A GE COMPANY, LLC

Overview

We are a fullstream oilfield technology provider that has a unique mix of integrated oilfield products, services and digital solutions. We conduct business in more than 120 countries. We operate through our four business segments: Oilfield Services, Oilfield Equipment, Turbomachinery & Processing Solutions, and Digital Solutions.

•	Oilfield Services: Oilfield Services provides equipment and services ranging from well evaluation to decommissioning. Products and services include diamond and tri-cone drill bits, drilling services (including directional drilling technology, measurement while drilling & logging while drilling), downhole completion tools and systems, wellbore intervention tools and services, wireline services, drilling and completions fluids, oilfield and industrial chemicals, pressure pumping, and artificial lift technologies (including electrical submersible pumps).

•	Oilfield Equipment: Oilfield Equipment provides a broad portfolio of products and services required to facilitate the safe and reliable flow of hydrocarbons from the subsea wellhead to the surface. Products and services include pressure control equipment and services, subsea production systems and services, drilling equipment, and flexible pipeline systems. Oilfield Equipment operation designs and manufactures onshore and offshore drilling and production systems and equipment for floating production platforms and provides a full range of services related to onshore and offshore drilling activities.

•	Turbomachinery & Process Solutions: Turbomachinery & Process Solutions provides equipment and related services for mechanical-drive, compression and power-generation applications across the oil and gas industry as well as products and services to serve the downstream segments of the industry including refining, petrochemical, distributed gas, flow and process control and other industrial applications. The Turbomachinery & Process Solutions portfolio includes drivers (aeroderivative gas turbines, heavy-duty gas turbines and synchronous and induction electric motors), compressors (centrifugal and axial, direct drive high speed, integrated, subsea compressors, turbo expanders and reciprocating), turn-key solutions (industrial modules and waste heat recovery), pumps, valves, and compressed natural gas and small-scale liquefied natural gas solutions used primarily for shale oil and gas field development.

•	Digital Solutions: Digital Solutions provides equipment and services for a wide range of industries, including oil & gas, power generation, aerospace, metals, and transportation. The offerings include sensor-based measurement, nondestructive testing and inspection, turbine, generator and plant controls and condition monitoring, as well as pipeline integrity solutions.

For a further description of our business, properties and operations, you should read our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, our Annual Report on Form 10-K for the year ended December 31, 2016, and Exhibit 99.1 to our Current Report on Form 8-K dated December 4, 2017, which are each incorporated by reference into this prospectus.

Corporate Information

The Issuers’ principal executive offices are located at 17021 Aldine Westfield Road, Houston, Texas 77073-5101, and their telephone number is (713) 439-8600.

Issuance of Restricted Notes

On December 11, 2017, the Issuers completed a private placement of $3,950,000,000 aggregate principal amount of the Restricted Notes, consisting of $1,250,000,000 aggregate principal amount of the 2022 Restricted Notes, $1,350,000,000 aggregate principal amount of the 2027 Restricted Notes and $1,350,000,000 aggregate principal amount of the 2047 Restricted Notes.

The Restricted Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act and were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons outside the United States under Regulation S under the Securities Act. In addition, the Issuers entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which they agreed, among other things, to file the registration statement of which this prospectus is a part.

The Issuers used a portion of the net proceeds from the offering of the Restricted Notes to fund the purchase of outstanding 7.50% senior notes due 2018 and 6.00% senior notes due 2018 (together, the “2018 Notes”) validly tendered and accepted for purchase in connection with cash tender offers commenced by BHGE LLC on December 4, 2017 (the “Any and All Tender Offers”). The Issuers intend to use an additional portion of the net proceeds from the offering of the Restricted Note to (1) purchase up to $175 million in aggregate purchase price of its or its subsidiaries’ outstanding 8.550% debentures due 2024 and 6.875% notes due 2029 that are validly tendered pursuant to cash tender offers commenced by BHGE LLC on December 4, 2017 (the “Maximum Tender Offers”), (2) redeem (or cause the applicable issuer to redeem) any remaining 2018 Notes that were not purchased in the Any and All Tender Offers in accordance with the relevant indentures, and (3) pay the related transaction fees and expenses. BHGE LLC intends to use the remaining net proceeds from the offering of the Restricted Notes for general corporate purposes, which may include purchases of BHGE LLC’s common units from BHGE and GE in connection with the share repurchase authorization announced by BHGE on November 6, 2017.

The Exchange Offers

These exchange offers are intended to satisfy the obligations under the Registration Rights Agreement. After the exchange offers are completed, you will no longer be entitled to any registration rights with respect to the Restricted Notes. The Exchange Notes will be our obligations and will be entitled to the benefits of the indenture governing the Exchange Notes. The form and terms of the respective series of Exchange Notes are identical in all material respects to the form and terms of the corresponding series of Restricted Notes, except that:

•	the Exchange Notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the Exchange Notes will have no transfer restrictions;

•	the Exchange Notes will not have registration rights; and

•	the Exchange Notes will not have rights to additional interest.

The following is a summary of the exchange offers. For more information, please see “The Exchange Offers.”

The Exchange Offers	The Issuers are offering to exchange, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, any and all outstanding Restricted Notes for Exchange Notes as follows:

•	2022 Exchange Notes for its currently outstanding 2022 Restricted Notes;

•	2027 Exchange Notes for its currently outstanding 2027 Restricted Notes; and

•	2047 Exchange Notes for its currently outstanding 2047 Restricted Notes.

The Exchange Notes are identical in all material respects to the terms of the corresponding series of Restricted Notes, except that the Exchange Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the Restricted Notes do not apply to the Exchange Notes. See “The Exchange Offers—Terms of the Exchange Offers.”

Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

CUSIPs	The CUSIP numbers for the 2022 Restricted Notes are 05723K AA8 (Rule 144A) and U05693 AA1 (Regulation S). The CUSIP number for the 2022 Exchange Notes is 05723K AD2.

The CUSIP numbers for the 2027 Restricted Notes are 05723K AB6 (Rule 144A) and U05693 AB9 (Regulation S). The CUSIP number for the 2027 Exchange Notes is 05723K AE0.

The CUSIP numbers for the 2047 Restricted Notes are 05723K AC4 (Rule 144A) and U05693 AC7 (Regulation S). The CUSIP number for the 2047 Exchange Notes is 05723K AF7.

Expiration Date	The exchange offers expire at 12:00 midnight, New York City time, on , 2018, unless the Issuers extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which the Issuers extend such exchange offer. See “The Exchange Offers—Expiration Date; Extensions; Termination; Amendments.”

Conditions to the Exchange Offers	Despite any other term of the exchange offers, the Issuers will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and they may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in their reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in the Issuers’ judgment, would reasonably be expected to impair their ability to proceed with the exchange offers; or

•	any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in the Issuers’ good faith determination, does not permit them to effect either exchange offers.

In addition, the Issuers will not be obligated to accept for exchange the outstanding Restricted Notes of any holder that has not made to us:

•	the representations described under “The Exchange Offers—Procedures for Tendering Restricted Notes” and “—Acceptance of Restricted Notes for Exchange”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuers an appropriate form for registration of the Exchange Notes under the Securities Act.

The Issuers expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offers to the holders of the outstanding Restricted Notes as promptly as practicable.

These conditions are for the Issuers’ sole benefit, and they may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in their sole discretion.

Resale of the Exchange Notes	Based on interpretations by the SEC set forth in no-action letters issued to third parties, the Issuers believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•	you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers.

Each broker or dealer that receives Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the Exchange Notes issued in the exchange offers, including information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from the Issuers:

•	may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See “Plan of Distribution” and “The Exchange Offers —Purpose and Effect of Exchange Offers.”

Procedures for Tendering Restricted Notes

If you wish to participate in the exchange offers, sign and date the letter of transmittal that was delivered with this prospectus in accordance with the instructions, and deliver the letter of transmittal, along with the Restricted Notes and any other required documentation, to the exchange agent. Alternatively, you can tender your outstanding Restricted Notes by following the procedures for book-entry transfer, as described in this prospectus. See “The Exchange Offers—Procedures for Tendering Restricted Notes.” By

executing the letter of transmittal or by transmitting an agent’s message (as defined below) in lieu thereof, you will represent to the Issuers that, among other things:

•	the Exchange Notes you receive will be acquired in the ordinary course of your business;

•	you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the Exchange Notes;

•	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with the Issuers or any of the Issuers’ “affiliates” to distribute the Exchange Notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offers. See “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Restricted Notes in the exchange offers, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus. See “The Exchange Offers—Procedures for Tendering Restricted Notes.”

Withdrawal of Tenders	Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

Effect on Holders of Outstanding Restricted Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Restricted Notes pursuant to the terms of, the exchange offers, the Issuers will have fulfilled its obligation to consummate exchange offers for the Restricted Notes under the Registration Rights Agreement. If you do not tender your Restricted Notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding Restricted Notes as set forth in the indenture governing the Restricted Notes, except the Issuers will not have any further obligation to you to provide for the exchange and registration of untendered outstanding Restricted Notes under the Registration Rights Agreement. As a result of the transfer restrictions and the availability of Exchange Notes, the market for the Restricted Notes is likely to be much less liquid after these exchange offers are completed.

Consequences of Failure to Exchange	All untendered outstanding Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the related indenture. In general, the outstanding Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Issuers do not currently anticipate registering the outstanding Restricted Notes under the Securities Act.

Material U.S. Federal Income Tax Consequences	The exchange of Restricted Notes for Exchange Notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	The Issuers will not receive any proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offers. For contact information, please see the inside of the back cover of this prospectus.

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. The respective series of Exchange Notes are substantially identical in all material respects to the corresponding series of Restricted Notes, except that the Exchange Notes have been registered under the Securities Act and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes. The respective series of Exchange Notes will evidence the same debt as the corresponding series of Restricted Notes and be entitled to the benefits of the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the respective series of Exchange Notes.

The Exchange Notes

Issuers	Baker Hughes, a GE company, LLC, a Delaware limited liability company and Baker Hughes Co-Obligor, Inc., a Delaware corporation

Securities Offered	$1,250,000,000 aggregate principal amount of 2.773% Senior Notes due 2022.

$1,350,000,000 aggregate principal amount of 3.337% Senior Notes due 2027.

$1,350,000,000 aggregate principal amount of 4.080% Senior Notes due 2047.

Maturity Date	December 15, 2022 for the 2022 Exchange Notes.

December 15, 2027 for the 2027 Exchange Notes.

December 15, 2047 for the 2047 Exchange Notes.

Interest Rate	The 2022 Exchange Notes will bear interest at the rate of 2.773% per annum.

The 2027 Exchange Notes will bear interest at the rate of 3.337% per annum.

The 2047 Exchange Notes will bear interest at the rate of 4.080% per annum.

Interest Payment Dates	We will pay interest on each series of Exchange Notes on June 15 and December 15 of each year, beginning on June 15, 2018. Interest on each series of Exchange Notes will accrue from December 11, 2017.

Ranking	The Exchange Notes:

•	are unsecured;

•	rank equally in right of payment with all of the applicable Issuer’s existing and future senior indebtedness;

•	are senior in right of payment to any future subordinated indebtedness of the applicable Issuer;

•	are effectively junior to the applicable Issuer’s future secured indebtedness, if any; and

•	are structurally subordinated to all existing and future indebtedness and all other obligations of the applicable Issuer’s subsidiaries.

Sinking Fund	None.

Optional Redemption	We may redeem, at our option, all or part of each series of Exchange Notes at the applicable redemption prices described under “Description of the Exchange Notes — Optional Redemption” plus accrued interest to the date of redemption.

Covenants	Each series of Exchange Notes will be issued as a separate series under an indenture containing covenants for your benefit. These covenants restrict our ability to take certain actions, including, but not limited to, the creation of certain liens securing debt, the entry into certain sale-leaseback transactions and engaging in certain merger, consolidation and asset sale transactions. The terms of the indenture do not limit our ability to incur additional indebtedness, senior, structurally senior or otherwise. See “Description of the Notes — Certain Covenants.”

Use of Proceeds	The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the Exchange Notes involves substantial risk. See “Risk Factors” for a description of some of the risks you should consider before investing in the Exchange Notes.

Governing Law	The Exchange Notes and the indenture governing the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Any investment in the Exchange Notes involves risk. You should consider carefully the risk factors included below, as well as those included in the section entitled “Risk Factors” included in the Proxy Statement/Prospectus, together with all of the other information included in, or incorporated by reference into, this prospectus when evaluating an investment in the Exchange Notes.

Risks Related to the Exchange Notes

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the Exchange Notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to service our debt, including our obligations under the Exchange Notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	raising additional capital.

However, we cannot assure you that we will be able to obtain alternative financing or that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the Exchange Notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

Because a significant portion of our operations is conducted through our subsidiaries, our ability to service our debt is largely dependent on our receipt of distributions or other payments from our subsidiaries.

A significant portion of our operations is conducted through our subsidiaries, and the Co-Obligor has only nominal assets and does not conduct any operations. As a result, our ability to service our debt is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of our non-U.S. subsidiaries to remit money to us.

The claims of holders of the Exchange Notes will be structurally subordinated to claims of creditors of our subsidiaries other than the Co-Obligor.

Our subsidiaries are separate and distinct legal entities and holders of the Exchange Notes will not have any claim on our subsidiaries other than the Co-Obligor. Our right to receive any assets of any of our subsidiaries upon the insolvency, liquidation or reorganization of any of our subsidiaries, and therefore the right of the holders of the Exchange Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors.

As of September 30, 2017, after giving effect to the issuance of Restricted Notes and the use of proceeds thereof (based on the Use of Proceeds Assumptions (as defined in note 3 in “Ratio of Earnings to Fixed Charges” included in this prospectus)), we would have had $6,249 million of total long-term unsecured indebtedness, $215 million of which would be indebtedness of our subsidiaries other than the Co-Obligor (representing primarily the remaining carrying value of the 8.55% debentures due 2024 after final settlement of the Maximum Tender Offers and our capital leases), excluding intercompany indebtedness. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries would be senior to that held by us.

The indenture does not contain provisions that would afford holders of the Exchange Notes protection in the event of a transfer of assets to a subsidiary or incurrence of unsecured debt by that subsidiary.

The Exchange Notes will be effectively subordinated to all of our secured debt.

The Exchange Notes will rank equally in right of payment with all of our other existing and future senior debt. The Exchange Notes will not be secured by any of our property or assets. Thus, by owning the Exchange Notes, holders of the Exchange Notes offered by this prospectus will be our unsecured creditors. The indenture governing the Exchange Notes described in this prospectus will, subject to some limitations, permit us to incur secured indebtedness, and the Exchange Notes will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. As of September 30, 2017, we had no outstanding secured indebtedness. However, we did have obligations under capital leases of approximately $89 million as of September 30, 2017.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness. In addition, the indenture governing the Exchange Notes does not limit our ability to take actions that could have the effect of diminishing our ability to make payments on the Exchange Notes when due.

Neither we nor our subsidiaries are restricted under the terms of the Exchange Notes from incurring additional indebtedness. In addition, the limited covenants applicable to the Exchange Notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability and the ability of our subsidiaries to recapitalize, pay dividends, incur additional debt and take a number of other actions that are not limited by the terms of the Exchange Notes could have the effect of diminishing our ability to make payments on the Exchange Notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the Exchange Notes from repurchasing equity securities or any subordinated indebtedness that we or they may incur in the future.

The terms of the Exchange Notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the Exchange Notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Exchange Notes. If any such transaction were to occur, the value of your Exchange Notes could decline.

Your ability to transfer the Exchange Notes may be limited by the absence of a trading market for the Exchange Notes.

There is no established trading market for the Exchange Notes and we have no plans to list the Exchange Notes on a securities exchange. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Exchange Notes and other factors. An active or liquid trading market may not develop for the Exchange Notes.

Our credit ratings may not reflect all risks of your investment in the Exchange Notes.

The credit ratings assigned to the Exchange Notes are limited in scope and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Exchange Notes and increase our corporate borrowing costs. Neither we nor the trustee undertakes any obligation to maintain the ratings or to advise holders of Exchange Notes of any change in ratings.

If you do not properly tender your Restricted Notes, your ability to transfer such outstanding Restricted Notes will be adversely affected and the trading market for such Restricted Notes may be limited.

The Issuers will only issue Exchange Notes in exchange for Restricted Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal or properly transferred via book entry in accordance with the procedures described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the Restricted Notes and you should carefully follow the instructions on how to tender your Restricted Notes. Neither the Issuers nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Restricted Notes. If you do not tender your Restricted Notes or if your tender of Restricted Notes is not accepted because you did not tender your Restricted Notes properly, then, after consummation of the exchange offers, you will continue to hold Restricted Notes that are subject to the existing transfer restrictions. After the exchange offers are consummated, if you continue to hold any Restricted Notes, you may have difficulty selling them because there will be fewer Restricted Notes remaining and the market for such Restricted Notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged Restricted Notes could become more limited than the existing trading market for the Restricted Notes and could cease to exist altogether due to the reduction in the amount of the Restricted Notes remaining upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered Restricted Notes.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your Restricted Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

USE OF PROCEEDS

The Issuers will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, the Issuers will receive Restricted Notes in a like principal amount. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offers will be retired and cancelled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

	Pro Forma Nine Months Ended September 30,		Pro Forma Year Ended December 31,		Nine Months Ended September 30,	Year Ended December 31,
	2017		2016		2017	2016	2015	2014
Ratio of earnings to fixed charges(1)(2)	1.7	(3)	*	*(3)	*	4.5	*	10.0

*	Earnings for the nine months ended September 30, 2017 and the year ended December 31, 2015 were inadequate to cover fixed charges by $24 million and $158 million, respectively.
**	Pro forma earnings for the year ended December 31, 2016 were inadequate to cover pro forma fixed charges by $1,476 million.
(1)	We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income before taxes and adjustments for noncontrolling interests and income or loss from equity investees, adjusted for fixed charges, capitalized interest and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest and one-third of annual rental expense, which has been deemed to represent the interest factor.
(2)	The ratio of earnings to fixed charges for the years ended December 31, 2016, 2015 and 2014 are for GE O&G, the accounting acquirer in the Transactions. The ratios for these periods do not include BHI in the calculation and, accordingly, are not reflective of the combined business following the Transactions. The ratio of earnings to fixed charges for the nine months ended September 30, 2017 is for BHGE LLC and only reflects the combined business following the Transactions for the period from July 3, 2017 through September 30, 2017.
(3)	The pro forma ratios of earnings to fixed charges for the nine months ended September 30, 2017 and the year ended December 31, 2016 are computed based on pro forma earnings and pro forma fixed charges derived from the unaudited pro forma condensed combined statements of income (loss) included in Exhibit 99.4 to BHGE LLC’s Current Report on Form 8-K filed on December 4, 2017, which is incorporated by reference herein, and have been further adjusted to give effect to (i) the issuance of Restricted Notes and (ii) the application of a portion of the net proceeds from the offering of Restricted Notes is used to refinance certain existing indebtedness, assuming that (A) 100% of the outstanding principal amount of the 6.00% notes due June 2018 and 7.50% notes due November 2018 are purchased in the Any and All Tender Offers or subsequently redeemed; and (B) 30% of the outstanding principal amount of the 8.55% debentures due June 2024 and 6.875% notes due January 2029 are purchased in the Maximum Tender Offers ((A) and (B) above, the “Use of Proceeds Assumptions”).

THE EXCHANGE OFFERS

As used in this section, the terms “the Issuers,” “we,” “us” and “our” refer collectively to Baker Hughes, a GE company, LLC and Baker Hughes Co-Obligor, Inc.

Purpose and Effect of the Exchange Offers

The Issuers entered into the Registration Rights Agreement with Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers named therein (the “initial purchasers”) in which they agreed, under certain circumstances, to use commercially reasonable efforts to file registration statements relating to offers to exchange the Restricted Notes for Exchange Notes and consummate such exchange offers on or prior to December 11, 2018. The Exchange Notes will have terms identical in all material respects to the Restricted Notes of the same series, except that the Exchange Notes are registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Restricted Notes of the same series and will not entitle their holders to registration rights.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offers, you will be required to make the following written representations:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•	you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such Exchange Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the Exchange Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus is a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Exchange and Registration Rights Agreement

At the closing of the offering of Restricted Notes, the Issuers and the initial purchasers entered into a registration rights agreement with respect to the Restricted Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers agreed for the benefit of the holders of the Restricted Notes, that the Issuers will, at its cost, (a) file a registration statement for the notes (an “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer to exchange each series of Restricted Notes issued at their issue date the Exchange Notes having terms substantially identical to such Restricted Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or payment of additional interest), (b) use reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (c) upon the effectiveness of the Exchange Offer Registration Statement, offer Exchange Notes in exchange for surrender of the Restricted Notes (a “Registered Exchange Offer”). The Issuers agreed to keep the Registered Exchange Offer for each series of Restricted Notes open for not less than 20 business days and to use their reasonable best efforts to complete the Registered Exchange Offer by December 11, 2018.

For each Restricted Note surrendered to the Issuers pursuant to the Registered Exchange Offer, the holder of such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange thereof or, if no interest has been paid on such Restricted Note, from the date of its original issue.

The Registration Rights Agreement provides that if (i) change in law or applicable interpretations of the staff of the SEC do not permit the Issuers to effect the Registered Exchange Offer provided for under such agreement, (ii) for any other reason the Registered Exchange Offer is not consummated by December 11, 2018, (iii) an initial purchaser determines upon advice of its counsel that a Shelf Registration Statement must be filed in connection with any public offering or sale of Restricted Notes that are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer or (iv) any holder of Restricted Notes (other than an initial purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer other than by reason of such holder being an affiliate of the Issuers (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Notes shall not result in such Exchange Notes being not “freely tradeable”), the Issuers will, at its cost, (a) as promptly as practicable, but in no event later than 90 days after such obligation to file arises, file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Restricted Notes or Exchange Notes, as the case may be, (b) use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act on or prior to December 11, 2018 and (c) use its reasonable best efforts to keep the Shelf Registration Statement effective until the earliest of (A) the time when all the Restricted Notes or Exchange Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations by non-affiliates of ours under clause (d) of Rule 144, (B) the date on which all such Restricted Notes or Exchange Notes are disposed of in accordance with the Shelf Registration Statement and (C) one year after its effective date.

The Issuers will, if a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Restricted Notes or the Exchange Notes, as the case may be, covered by such Shelf Registration Statement. A holder selling such Restricted Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such holder (including certain indemnification obligations).

The Registration Rights Agreement will provide that if (a) on or prior to December 11, 2018, the Registered Exchange Offer has not been consummated and a Shelf Registration Statement is not then effective under the Securities Act, or (b) after either the Exchange Offer Registration Statement or the Shelf Registration Statement provided for under such agreement has become effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Restricted Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) and (b), a “Registration Default”), then, as liquidated damages, interest (“Special Interest”) will accrue on the principal amount of the affected notes and the exchange notes (in addition to the stated interest on the Restricted Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum. The Issuers will pay Special Interest on regular interest payment dates in the same manner as other interest.

If we effect the exchange offers, we will be entitled to close the exchange offers 20 business days after their commencement; provided that we have accepted all Restricted Notes validly surrendered in accordance with the terms of the exchange offers. Restricted Notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed or incorporated by reference as an exhibit to this registration statement.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuers will accept for exchange in the exchange offers any outstanding Restricted Notes that are validly tendered and not validly withdrawn prior to the Expiration Date. Outstanding Restricted Notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Restricted Notes must continue to hold Restricted Notes in the minimum authorized denomination of $2,000 principal amount. The Issuers will issue Exchange Notes in principal amounts identical to the outstanding Restricted Notes surrendered in the exchange offers.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Restricted Notes except that the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the Registration Rights Agreement to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Restricted Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the corresponding series of Restricted Notes. For a description of the indenture governing the Exchange Notes, see “Description of the Exchange Notes.” The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding Restricted Notes being tendered for exchange.

As of the date of this prospectus, $1,250,000,000 aggregate principal amount of the 2022 Restricted Notes, $1,350,000,000 aggregate principal amount of the 2027 Restricted Notes and $1,350,000,000 aggregate principal amount of the 2047 Restricted Notes were outstanding. This prospectus and the accompanying letter of transmittal are being sent to all registered holders of Restricted Notes. There will be no fixed record date for determining registered holders of outstanding Restricted Notes entitled to participate in the exchange offers. The Issuers intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ outstanding Restricted Notes and the Registration Rights Agreement except we will not have any further obligation to you to provide for the registration of the outstanding Restricted Notes under the Registration Rights Agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding Restricted Notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the Registration Rights Agreement, we expressly reserve the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

If you tender your outstanding Restricted Notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes with respect to the exchange of Restricted Notes. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offers. It is important that you read the section “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions; Termination; Amendments

The exchange offers expire at 12:00 midnight, New York City time, on                 , 2018, unless we extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which we extend such exchange offer.

We expressly reserve the right, so long as applicable law allows:

•	to delay our acceptance of Restricted Notes for exchange;

•	to terminate the exchange offers if any of the conditions set forth under “—Conditions to the Exchange Offers” exist;

•	to waive any condition to the exchange offers;

•	to amend any of the terms of the exchange offers; and

•	to extend the Expiration Date and retain all Restricted Notes tendered in the exchange offers, subject to your right to withdraw your tendered Restricted Notes as described under “—Withdrawal of Tenders.”

Any waiver or amendment to the exchange offers will apply to all Restricted Notes tendered, regardless of when or in what order the Restricted Notes were tendered. If the exchange offers are amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offers, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and we will extend the exchange offers to the extent required by Rule 14-e under the Exchange Act.

We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offers, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to a financial news service.

In the event we terminate the exchange offers, all Restricted Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

In the event that the exchange offers are withdrawn or otherwise not completed, Exchange Notes will not be given to holders of Restricted Notes who have validly tendered their Restricted Notes.

Acceptance of Restricted Notes for Exchange

In all cases, the Issuers will promptly issue Exchange Notes for outstanding Restricted Notes that it has accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	outstanding Restricted Notes or a timely book-entry confirmation of such outstanding Restricted Notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding Restricted Notes pursuant to the exchange offers, you will represent to us that, among other things:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•	you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for outstanding Restricted Notes must represent that such outstanding Restricted Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offers, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding Restricted Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding Restricted Notes not properly tendered or not to accept any particular Restricted Notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding Restricted Notes prior to the Expiration Date.

Unless waived, any defects or irregularities in connection with tenders of outstanding Restricted Notes for exchange must be cured within such reasonable period of time as we determine. None of the Issuers, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding Restricted Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding Restricted Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the Expiration Date.

Procedures for Tendering Restricted Notes

To tender your outstanding Restricted Notes in the exchange offers, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth on the inside back cover of this prospectus prior to the Expiration Date; or

•	comply with the procedures of the Automated Tender Offer Program of the DTC described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding Restricted Notes along with the letter of transmittal prior to the Expiration Date; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding Restricted Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the Expiration Date.

Your tender, if not withdrawn prior to the Expiration Date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offers, you will be required to make the written representations as set forth in this section and “—Acceptance of Restricted Notes for Exchange.”

The method of delivery of outstanding Restricted Notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the Expiration Date. You should not send letters of transmittal or certificates representing outstanding Restricted Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding Restricted Notes, you should promptly contact your registered holder and instruct the registered holder to tender on your behalf.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding Restricted Notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding Restricted Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Restricted Notes listed on the outstanding Restricted Notes, such outstanding Restricted Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding Restricted Notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding Restricted Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender Restricted Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Restricted Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding Restricted Notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce that agreement against such participant.

Book-Entry Transfer

The exchange agent will seek to establish a new account or utilize an existing account with respect to the Restricted Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Restricted Notes may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s account. The confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Other Matters

Exchange Notes will be issued in exchange for Restricted Notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your Restricted Notes;

•	a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.

We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Restricted Notes. There will be no guaranteed delivery procedures for the exchange offers. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of Restricted Notes will not be considered valid.

We reserve the absolute right to reject any or all tenders of Restricted Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Restricted Notes.

Our interpretation of the terms and conditions of the exchange offers, including the instructions in the accompanying letter of transmittal, will be final and binding.

Any defect or irregularity in connection with tenders of Restricted Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Restricted Notes to have been validly made until all defects and irregularities have been waived by us or cured. None of the Issuers, the exchange agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Restricted Notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address set forth on the inside of the back cover of this prospectus; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Restricted Notes to be withdrawn;

•	identify the Restricted Notes to be withdrawn, including the certificate numbers and principal amount of the Restricted Notes;

•	be signed by the person who tendered the Restricted Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the Restricted Notes are to be re-registered, if different from that of the withdrawing holder.

If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC.

We will determine in our sole discretion all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers.

Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for the Restricted Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offers. You may retender properly withdrawn Restricted Notes by following one of the procedures described under “—Procedures for Tendering Restricted Notes” at any time on or prior to the Expiration Date.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, the Issuers will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

•	any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either exchange offers.

In addition, the Issuers will not be obligated to accept for exchange the outstanding Restricted Notes of any holder that has not made to us:

•	the representations described under “—Procedures for Tendering Restricted Notes” and “—Acceptance of Restricted Notes for Exchange”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, the Issuers may delay acceptance of any Restricted Notes by giving oral or written notice of such extension to their holders. The Issuers will return any outstanding Restricted Notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

The Issuers expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offers to the holders of the outstanding Restricted Notes as promptly as practicable. In the case of any extension of the exchange offers, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

These conditions are for our sole benefit, and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the Expiration Date.

In addition, the Issuers will not accept for exchange any outstanding Restricted Notes tendered, and will not issue Exchange Notes in exchange for any such outstanding Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the Exchange Notes under the Trust Indenture Act of 1939, as amended.

Consequences of Failing to Exchange

If you do not exchange your Restricted Notes for Exchange Notes in the exchange offers, you will remain subject to the restrictions on transfer of the Restricted Notes:

•	as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memorandum distributed in connection with the private offerings of the Restricted Notes.

In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Upon completion of the exchange offers, we are under no obligation to, and do not intend to, register resales of the outstanding Restricted Notes under the Securities Act.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the outstanding Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers, other than the recognition of the fees and expenses of the offering as stated under “— Fees and Expenses.” The expenses of the exchange offers and the unamortized expenses related to the issuance of the Restricted Notes will be amortized over the term of the Exchange Notes.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered by each holder of Restricted Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the exchange agent at the address and telephone numbers listed below. Holders of Restricted Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The address for The Bank of New York Mellon Trust N.A., as exchange agent, is:

By Mail or in Person

The Bank of New York Mellon Trust Company, N.A.

Processor: Adam DeCapio

By Facsimile:

732-667-9408

Confirm by telephone:

315-414-3360

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit 111 Sanders Creek Parkway

East Syracuse, NY 13057 Attn: Adam DeCapio

Questions and requests for assistance related to the exchange offers or for additional copies of this prospectus may be directed to the exchange agent at the telephone number and address listed above.

TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS DOES NOT CONSTITUTE VALID DELIVERY.

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•	you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•	You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker or dealer that receives Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the Exchange Notes issued in the exchange offers, including information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by e-mail, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding Restricted Notes under the exchange offers. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding Restricted Notes under the exchange offers.

Other

Participation in the exchange offers is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding Restricted Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding Restricted Notes.

DESCRIPTION OF EXCHANGE NOTES

Our predecessor, Baker Hughes Incorporated, a Delaware corporation (“BHI”), entered into an indenture, dated as of October 28, 2008 (the “Original Indenture”), between BHI and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee”). In connection with the combination of BHI and GE O&G, BHI converted into a Delaware limited liability company and changed its name to Baker Hughes, a GE company, LLC, and succeeded to the obligations of BHI under the indenture. In addition, on July 3, 2017, Baker Hughes, a GE company, LLC; Baker Hughes Co-Obligor, Inc., a Delaware corporation and a wholly owned subsidiary of Baker Hughes, a GE company, LLC; and the Trustee entered into the Second Supplemental Indenture pursuant to which Baker Hughes, a GE company, LLC and Baker Hughes Co-Obligor, Inc. agreed to be jointly and severally liable with respect to the obligations of the Company under the indenture. We refer to the Original Indenture, as previously supplemented by the Second Supplemental Indenture, as the “Base Indenture.”

The 2022 Exchange Notes, the 2027 Exchange Notes and the 2047 Exchange Notes will be issued as separate series of senior debt securities under the Base Indenture, as supplemented by the Third Supplemental Indenture, dated as of December 11, 2017 (the “Third Supplemental Indenture”), by and among BHGE LLC, Co-Obligor and the Trustee, which will establish the terms of each series of Exchange Notes. We refer to the Base Indenture, as so supplemented, as the “Indenture.” The terms of the Exchange Notes to be issued in the exchange offers are substantially identical to the Restricted Notes of the same series, except that the transfer restrictions, registration rights and additional interest provision relating to such series of Restricted Notes will not apply to the corresponding series of Exchange Notes. In this section, the “notes” refers to the each series of Exchange Notes offered by this prospectus, any Restricted Notes of such series that are outstanding after the exchange offers are completed and any additional notes of such series. The terms of the notes will be those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

As used in this description of the Exchange Notes, (i) the terms “Company,” “we,” “us” and “our” refer solely to Baker Hughes, a GE company, LLC and not to any of its subsidiaries or affiliates, (ii) the term “Co-Obligor” refers to Baker Hughes Co-Obligor, Inc. and (iii) the term ‘‘Issuers’’ refers collectively to the Company and the Co-Obligor.

The following is a summary of the material provisions of the notes and the Indenture and is qualified in its entirety by the provisions of the Indenture and the notes, including definitions of terms used therein. Because this description is only a summary, you should refer to the Base Indenture and the Third Supplemental Indenture, which are included or incorporated by reference as exhibits to this registration statement, for a complete description of our obligations and your rights.

Certain terms used but not defined herein shall have the meanings given to them in the Indenture or the notes, as the case may be.

General

The 2022 notes will mature on December 15, 2022, the 2027 notes will mature on December 15, 2027, and the 2047 notes will mature on December 15, 2047 and will constitute part of the senior debt of each of the Issuers. The Indenture and the notes do not limit the Issuers’ ability to incur other indebtedness or to issue other securities. Also, other than to the limited extent set forth below, the Issuers are not subject to financial or similar restrictions by the terms of the notes.

The notes will be issued under the Indenture. The Indenture provides for the issuance by the Company from time to time of one or more series of debt securities with varying maturities and other terms. Each of the 2022 notes, the 2027 notes and the 2047 notes will be a separate series for the purposes of the Indenture. As of September 30, 2017, there were three other series of debt securities outstanding under the Indenture aggregating $2.18 billion in principal amount. The Co-Obligor is jointly and severally liable, as a primary obligor and not as a guarantor or surety, with respect to all payment obligations on the notes, including the due and punctual payment of principal (and premium, if any) and interest on the notes and all other obligations of the Company under the Indenture.

We may, without the consent of the holders of any series of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of such series, except for the issue date, public offering price and, in certain cases, interest accrual date. Such additional notes will include the “exchange notes” for such series of notes referred to below under “Exchange and Registration Rights.” Any additional notes having such similar terms, including exchange notes, together with the previously issued notes of such series, will constitute a single series of notes under the Indenture. If we issue any additional notes, the Rule 144 holding period will be automatically extended.

The notes will be issued in fully registered form without coupons, in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. Each of the 2022 notes, the 2027 notes and the 2047 notes will be initially issued only in book-entry form and represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), which will be the holder of all the notes represented by any global security. Those who own beneficial interests in a global security will do so through participants in the DTC’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants. References to “holders” in this section mean those who own notes registered in their own names, on the books that we or the Trustee maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC. See “— Book-Entry System.”

Ranking

The notes will rank equally in right of payment with all other unsubordinated indebtedness of each of the Issuers. The notes will not be secured by any of the Issuers’ properties or assets. Our subsidiaries are separate and distinct legal entities and holders of the notes will not have any claim on our subsidiaries other than the Co-Obligor. Our right to receive any assets of any of our subsidiaries upon the insolvency, liquidation or reorganization of any of our subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. The Co-Obligor conducts no business and has no operations other than as necessary to serve as co-obligor in respect of debt securities of the Company.

As of September 30, 2017, after giving effect to the issuance of Restricted Notes and the use of proceeds thereof (based on the Use of Proceeds Assumptions (as defined in note 3 in “Ratio of Earnings to Fixed Charges” included in this prospectus)), we would have had $6,249 million of total long-term unsecured indebtedness, $215 million of which would be indebtedness of our subsidiaries other than the Co-Obligor (representing primarily the remaining carrying value of the 8.55% debentures due 2024 after final settlement of the Maximum Tender Offers and our capital leases), excluding intercompany indebtedness.

Sinking Fund

There is no provision for a sinking fund for the notes.

Payments on the Notes; Paying Agent

So long as the notes are in global form, principal of and premium, if any, and interest on the notes will be payable through DTC in accordance with the applicable policies of DTC as in effect from time to time.

Under those policies, we will pay directly to DTC, or its nominee, and not to any indirect owner who owns beneficial interests in the global security. An indirect owner’s right to receive those payments will be governed by the rules and practices of DTC and its participants. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

If any certificated notes are issued in the future, payment on such notes may be made, and the transfer of such notes will be registrable, at the corporate trust office of The Bank of New York Mellon in New York City; provided, however, that payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the notes register and all other payments will be made by check against surrender of notes. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We must notify the Trustee of changes in the paying agents. Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the Trustee, any other paying agent or anyone else.

Interest

The 2022 notes will bear interest from December 11, 2017 at the annual rate of 2.773%, the 2027 notes will bear interest from December 11, 2017 at the annual rate of 3.337%, and the 2047 notes will bear interest from December 11, 2017 at the annual rate of 4.080%. Additional interest may also accrue on the notes in the circumstances described under “Exchange and Registration Rights,” and all references to “interest” in this description include any such additional interest. Interest on the notes will be payable semiannually on     June 15 and December 15, commencing June 15, 2018 to the person in whose name such note is registered at the close of business on the immediately preceding June 1 and December 1 (whether or not a Business Day).

Interest payable at the maturity of the notes will be payable to the Person in whose name the note is registered at the close of business on the Regular Record Date for such interest. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day, the interest payment will be made on the next day that is a Business Day with the same force and effect as if made on such interest payment date, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of any series of notes falls on a day that is not a Business Day, the payment of interest, premium, if any, and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the interest payment date or the date of maturity, as the case may be.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Optional Redemption

The 2022 notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to:

(x) if the redemption date is prior to November 15, 2022 (the date one month prior to the stated maturity of the notes (the “2022 Par Call Date”)), the greater of (i) 100% of the principal amount of the notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2022 notes matured on the 2022 Par Call Date from the redemption date to the 2022 Par Call Date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points; or

(y) if the redemption date is on or after the 2022 Par Call Date, 100% of the principal amount of notes,

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

The 2027 notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to:

(x) if the redemption date is prior to September 15, 2027 (the date three months prior to the stated maturity of the notes (the “2027 Par Call Date”)), the greater of (i) 100% of the principal amount of the notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2027 notes matured on the 2027 Par Call Date from the redemption date to the 2027 Par Call Date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points; or

(y) if the redemption date is on or after the 2027 Par Call Date, 100% of the principal amount of notes,

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date)

The 2047 notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to:

(x) if the redemption date is prior to June 15, 2047 (the date six months prior to the stated maturity of the notes (the “2047 Par Call Date” and together with the 2022 Par Call Date and the 2027 Par Call Date, each a “Par Call Date”)), the greater of (i) 100% of the principal amount of the notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2047 notes matured on the 2047 Par Call Date from the redemption date to the 2047 Par Call Date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; or

(y) if the redemption date is on or after the 2047 Par Call Date, 100% of the principal amount of notes,

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

“Treasury Rate” means, with respect to any redemption date for a series of notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the applicable series of notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means, with respect to the applicable series of notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such notes to be redeemed (assuming, for this purpose, that such notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means with respect to any redemption date for the notes (i) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that redemption date.

The Company will appoint a calculation agent to calculate the present value, if applicable, in the case of a redemption as described above.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis. No notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the notes or a satisfaction and discharge of the Indenture with respect to the notes. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

The Company is not prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise. Notes that we purchase may not be resold.

Restrictions on Transfer

The notes will be subject to restrictions on transfer and will bear a restrictive legend substantially as described in “— Book-Entry System” and “Transfer Restrictions.”

Certain Covenants

Except for the limitations on secured debt and Sale and Leaseback Transactions described below, the Indenture and notes do not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us.

Restriction on Liens. So long as any of the notes remain outstanding, the Company will not, and will not permit any Restricted Subsidiary (as defined below in “Definitions of Certain Terms”) to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“debt”) if that debt is secured by a mortgage on any Principal Property (as defined), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock or indebtedness is now owned or hereafter acquired), without in any such case effectively providing that the notes shall be secured equally and ratably with or prior to such debt until such time as such debt is no longer so secured by such mortgage. This restriction, however, shall not apply to:

•	mortgages on property of any corporation or other Person existing at the time such corporation or other Person becomes a Restricted Subsidiary;

•	mortgages on property of a corporation or other Person existing at the time that corporation or other Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, transfer, conveyance or the disposition of all or substantially all of the properties or assets of that corporation or other Person to the Company or a Restricted Subsidiary;

•	mortgages on any property the Company or any Restricted Subsidiary acquires, constructs, develops, expands or improves that secure debt issued, assumed or guaranteed (or issued, assumed or guaranteed pursuant to a commitment entered into) prior to, at the time of or within 12 months after the acquisition or completion of construction, development, expansion or improvement of the property (or, in the case of property constructed, developed, expanded or improved, if later, the commencement of commercial operation of the property) for the purpose of financing all or any part of the purchase price of the property or the cost of the construction or improvement (together with, in the case of construction, development, expansion or improvement, mortgages on property previously owned by the Company or any Restricted Subsidiary to the extent constituting unimproved real property on which the property being constructed, developed or expanded or the improvement is located);

•	mortgages securing debt owing by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary;

•	mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, expansion or improvement of the property subject to such mortgages or to secure partial, progress, advance or other payments pursuant to the provisions of any contracts, statute, law, rule or regulation;

•	mortgages incurred in connection with pollution control, industrial revenue or similar financings;

•	mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

•	mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

•	mortgages existing at the date of the original issuance of the notes;

•	mortgages on inventory to secure current liabilities of debt; and

•

any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above if the amount of debt secured by the extended, renewed or replacement mortgage does not exceed the amount of the debt refinanced (plus accrued interest and premiums with respect thereto) plus transaction expenses related thereto and such mortgage is limited to the property secured by the original mortgage plus improvements thereon.

There is an additional exception as described below under “10% Basket Amount.”

Restriction on Sale and Leaseback Transactions. So long as any of the notes remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction (as defined below) of any Principal Property unless (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee debt secured by a mortgage upon the Principal Property involved in an amount at least equal to the Attributable Debt (as defined below) for that transaction without equally and ratably securing the notes, (b) an amount in cash equal to the Attributable Debt for that transaction is applied prior to, at the time of or within 12 months after that transaction to the retirement of notes or other debt of the Company or debt of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after its creation and, which in the case of such debt of the Company, is not subordinate in right of payment to the notes or (c) prior to, at the time of or within 12 months after such transaction, the Company or a Restricted Subsidiary uses an amount equal to the Attributable Debt for the purchase of any asset or any interest in an asset which would qualify, after purchase, as a Principal Property.

This covenant does not apply to any Sales and Leaseback Transaction (i) entered into in connection with an industrial revenue, pollution control or similar financing or any Sale and Leaseback Transaction or (ii) in which the only parties involved are the Company and any Subsidiary or Subsidiaries. When calculating the amount of Attributable Debt, we will exclude any Attributable Debt for these Sale and Leaseback Transactions.

There is an additional exception as described below under “10% Basket Amount.”

10% Basket Amount. In addition to the exceptions described above under “Restriction on Liens” and “Restriction on Sale and Leaseback Transactions,” the Indenture allows additional debt secured by mortgages and additional Sale and Leaseback Transactions otherwise prohibited by (and not permitted under the exceptions to) the covenants described above under such sections as long as the total of such debt secured by mortgages plus the Attributable Debt in respect of such Sale and Leaseback Transactions does not exceed 10% of Consolidated Net Worth (as defined below).

Definitions of Certain Terms. For purposes of the foregoing covenants, the following definitions are applicable:

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, as of the time of determination, the total obligation, discounted to present value at the annual rate equal to the discount rate which would be applicable to a capital lease obligation with a similar term in accordance with generally accepted accounting principles, of a lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease with respect to such Sale and Leaseback Transaction.

“Consolidated Net Worth” means the amount of total equity shown in the Company’s most recent quarterly statement of financial position.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Company or of any Restricted Subsidiary, whether now owned or hereafter acquired, unless, in the opinion of our Board of Directors, such plant or facility or other asset is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Restricted Subsidiary” means:

•	any Subsidiary of the Company that owns, indirectly through ownership of another Subsidiary of the Company, a Principal Property located in the United States or Canada; or

•	the Co-Obligor and any other Subsidiary of the Company that the Company designates as a Restricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person under which the Company or any Restricted Subsidiary leases for a term of more than three years any Principal Property that the Company or any Restricted Subsidiary has sold or transferred or will sell or transfer to that Person. This term excludes leases of any Principal Property the Company or any Restricted Subsidiary acquires or places in service within 180 days prior to the arrangement.

“Subsidiary” means any Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other Subsidiaries. For this purpose “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

Mergers, Consolidations and Sale of Assets. So long as the notes remain outstanding, the Company will not consolidate with or merge into any other corporation or other entity or sell, convey, transfer or lease all or substantially all of its properties and assets to another corporation or other entity, unless:

•	either: (a) the Company is the surviving entity; or (b) the entity formed by or surviving any such consolidation or merger or to which such sale, transfer, conveyance or lease has been made is a corporation, limited liability company, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity formed by or surviving any such consolidation or merger (if other than the Company) or the entity to which such sale, transfer, conveyance or lease has been made expressly assumes all of the obligations of the Company under the Indenture and the notes governed thereby pursuant to agreements reasonably satisfactory to the Trustee;

•	the Company or the successor will not immediately be in default under the Indenture; and

•	the Company delivers an officers’ certificate and opinion of counsel to the Trustee stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the Indenture and that all conditions precedent set forth in the Indenture have been complied with.

If the conditions described above are satisfied with respect to the notes, we will not need to obtain the approval of the holders of the notes in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if the Company wishes to merge or consolidate with another entity or sell all or substantially all of its assets to another entity. The Company will not need to satisfy these conditions if the Company or its subsidiaries enter into other types of transactions, including any transaction in which the Company or its subsidiaries acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which the Company does not merge or consolidate and any transaction in which the Company sells less than substantially all its assets. If the conditions described above are satisfied with respect to the notes, each of the Company and the Co-Issuer will be released from all its liabilities and obligations under the notes and the Indenture with respect to the notes, except in the case of a lease.

SEC Reports; Financial Information. So long as any notes remain outstanding, the Company will file with the Trustee copies, within 15 days after the Company has filed the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company will also comply with Section 314(a) of the Trust Indenture Act. Any document or report that we have filed with the SEC and that is publicly accessible on the SEC’s EDGAR system will be deemed filed with the Trustee for purposes of this provision.

At any time when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, so long as any notes remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, upon the request of a holder of notes, the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder.

Modifications and Waivers

There are three types of changes we can make to the Indenture and the notes.

First, there are changes that cannot be made without the approval of each holder of a note affected by the change, including, among others:

•	changing the stated maturity for any principal or interest payment on any note;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for any note;

•	changing the currency of any payment on any note;

•	changing the place of payment on any note;

•	impairing a holder’s right to sue for payment of any amount due on its note;

•	reducing the percentage in principal amount of the notes of any series, taken separately or together with any other affected series of debt securities, as applicable, the approval of the holders of which is needed to change the Indenture or the notes of such series waive our compliance with the Indenture or to waive defaults; and

•	changing the provisions of the Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected note.

The second type of change does not require any approval by holders of the notes of any series. These changes are limited to clarifications and changes that would not adversely affect the notes of such series in any material respect. Nor do we need any approval to make changes that affect only a series of debt securities to be issued after the changes take effect. We may also make changes to provide for the issuance of additional notes, including exchange notes, in accordance with the Indenture. We may also make changes or obtain waivers that do not adversely affect the notes of a particular series, even if they affect other series of debt securities. In those cases, we do not need to obtain the approval of the holders of any notes of such series; we need only obtain any required approvals from the holders of the affected series of debt securities.

Any other change to the Indenture and the notes would require the following approval:

•	If the change affects only a particular series of notes, it must be approved by the holders of a majority in principal amount of such series of notes.

•	If the change affects the notes of a particular series and any other series of debt securities, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series, including such series of notes, voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series).

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Indenture. Our covenants include the agreements we make about merging or selling substantially all of our assets, which we describe above under “— Certain Covenants — Mergers, Consolidations and Sale of Assets.” If the holders approve a waiver of a covenant, we will not have to comply with such covenant. The holders, however, cannot approve a waiver of any provision in a series of notes, or in the Indenture as it affects such series of notes, that we cannot change without the approval of the holders of such series of notes as described above, unless the holders approve the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the notes or request a waiver.

Only holders of outstanding notes will be eligible to take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the Trustee an instruction with respect to the notes of the applicable series. Also, we will count only outstanding notes in determining whether the various percentage requirements for taking action have been met. Any notes owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the Trustee will be entitled to set a record date for action by holders. If we or the Trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Trustee specifies if it sets the record date. We or the Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any notes represented by global securities may be set in accordance with procedures established by the depository from time to time. Accordingly, record dates for notes represented by global securities may differ from those for other notes.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to the notes occurs and is continuing, as described in this subsection.

Events of Default

An event of default means any of the following with respect to each series of notes:

•	the Issuers do not pay the principal or any premium on such series of notes on the due date;

•	the Issuers do not pay interest on such series of notes within 30 days after the due date;

•	we remain in breach of our covenants regarding secured debt, sales and leasebacks or mergers or sales of substantially all of our assets or any other covenant we make in the Indenture for the benefit of the holders of the notes (other than a covenant that has been included in the Indenture solely for the benefit of another series of debt securities that does not constitute a part of such series of notes), for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the Trustee or the holders of at least 25% in principal amount of the notes of the applicable series; or

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur.

Remedies if an Event of Default Occurs

If an event of default has occurred with respect to any series of notes and has not been cured or waived, the Trustee or the holders of not less than 25% in principal amount of the outstanding of such series of notes may declare the entire principal amount of such notes to be due immediately. If the event of default occurs because of events of bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the notes of such series will be automatically accelerated, without any action by the Trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the applicable series of notes. If the stated maturity of a series of notes is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of such series of notes may cancel the acceleration for the entire series.

The Indenture governing the notes does not contain a so-called “cross-acceleration” event of default with respect to the Issuers’ other debt, and the absence of such an event of default in the Indenture could disadvantage holders of the outstanding notes by preventing the Trustee from pursuing remedies under the Indenture at a time when the Issuers’ other creditors may be exercising remedies under such other debt.

If an event of default occurs, the Trustee will have special duties. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. This is called an indemnity. If the Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of an outstanding series of notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee with respect to such series of notes. These majority holders of a series of notes may also direct the Trustee in performing any other action under the Indenture with respect to such series of notes.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to a series of notes, all of the following must occur:

•	the holder of your note must give the Trustee written notice that an event of default has occurred with respect to such series of notes, and the event of default must not have been cured or waived;

•	the holders of not less than 25% in outstanding principal amount of such series of notes must make a written request that the Trustee take action because of the default, and they or other holders must offer to the Trustee indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action;

•	the Trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in outstanding principal amount of such series of notes must not have given the Trustee directions that are inconsistent with the written request of the holders of not less than 25% in outstanding principal amount of such series of notes.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your note on or after its stated maturity (or on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of a series of notes may waive a default for all notes of such series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your note, however, without the approval of the particular holder of that note.

Annual Information about Defaults to the Trustee

We will furnish to the Trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the Indenture and the notes, or else specifying any default under the Indenture.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee funds or government securities, sufficient to make payments on a series of notes on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to such series notes (“legal defeasance”); or

•	we will be discharged from any covenants we make in the Indenture for the benefit of such series of notes and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of notes, the holders will not be entitled to the benefits of the Indenture, except for our obligations to register the transfer or exchange of such notes, replace stolen, lost or mutilated notes of such series or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of notes will also survive. In the case of either legal defeasance or covenant defeasance, the Co-Obligor will be released to the same extent as the Company.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of notes to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the Indenture with respect to a series of notes, other than our obligation to register the transfer of and exchange the notes, provided that we either:

•	deliver all outstanding notes of such series to the Trustee for cancellation; or

•	all notes of such series not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of the notes of such series, including interest to the stated maturity or applicable redemption date.

Notices

Notices to be given to holders of a global security will be given only to the depository, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is acting as trustee under the Indenture. At all times, the Trustee must comply with all applicable requirements under the Trust Indenture Act of 1939.

Governing Law

The Indenture and the notes will be governed by New York law.

Book-Entry System

General

The Exchange Notes will be represented by one or more global securities (the “global securities”) in registered form without interest coupons.

Global securities will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant of DTC as described below.

The global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See “—Depository Procedures—Exchange of Book-Entry Notes for Certificated Notes.” In addition, transfers of beneficial interests in the global securities are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.

The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the global securities, DTC will credit the accounts of Participants with portions of the principal amount of the global securities; and

(2) ownership of these interests in the global securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global securities who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of the Euroclear, and Clearstream. Such depositaries in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The laws of some jurisdictions may require that certain persons take physical delivery of securities that they own in the form of a certificate. Consequently, the ability to transfer beneficial interests in a global security to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having a beneficial interest in a global security to pledge such interest to Persons that do not participate in DTC’s system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except as described below, owners of an interest in the global securities will not have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in the form of a certificate, will not be considered the registered owners or “holders” thereof under the Indenture or the Exchange Notes for any purpose and may not be entitled to give the Trustee directions, instructions or approvals. So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the Exchange Notes represented by that global security for all purposes under the Indenture and under the Exchange Notes. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of Exchange Notes under the Indenture or the global security for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global security registered in the name of the nominee of DTC will be payable to the nominee in its capacity as the registered holder under the Indenture. Payments on the Exchange Notes represented by the global securities will be made in immediately available funds. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the Exchange Notes, including the global securities, are registered as the owners thereof for the purpose of receiving such payments and for all other purposes. Consequently, neither the Issuers, the Trustee, nor any agent of ours or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global securities; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Exchange Notes described herein, cross-market transfers between persons holding directly or indirectly through the Participants in DTC, on the one hand, and persons holding directly or indirectly through Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security, and making or receiving payment, in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the preceding procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers, the Trustee nor any of the Issuers’ respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes

The Issuers will issue Exchange Notes in certificated form to each person that DTC identifies as the beneficial owner of the notes represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities or DTC has ceased to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depository within 90 days of that notice; or

•	we decide not to have such notes represented by a global security.

Additionally, if an event of default with respect to the Exchange Notes of a series has occurred and is continuing, a holder may request that certificates representing the Exchange Notes of such series be registered in such holder’s name.

In all cases, Exchange Notes in certificated form delivered in exchange for any global security or beneficial interest therein will be registered in names, and issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Transfer Restrictions” unless we determine otherwise in compliance with applicable law.

Neither we nor the Trustee will be liable for any delay by a global security holder or DTC in identifying the beneficial owners of the Exchange Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the global security holder or DTC about the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued or other matters for all purposes.

Same Day Settlement and Payment

Payments in respect of the Exchange Notes represented by a global security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the global security holder. With respect to certificated Exchange Notes, the Issuers will make all payments of principal, premium, if any, additional amounts, if any, and interest in the manner described above under “—Payments on the Exchange Notes; Paying Agent.” We expect that secondary trading in the certificated Exchange Notes will also be settled in immediately available funds.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

The information in the foregoing section, “Book-Entry System,” concerning DTC, Clearstream and Euroclear and the respective operations and procedures thereof has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

Form, Exchange and Transfer

If any notes cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $2,000 and multiples of $1,000.

Holders may exchange their notes for notes of smaller denominations (subject to the denomination limitations described above) or combine notes into fewer notes of larger denominations, as long as the total principal amount is not changed. You may not exchange your notes for securities of a different series or having different terms.

Holders may exchange or transfer their notes at the office of the Trustee. They may also replace lost, stolen, destroyed or mutilated notes at that office. We have appointed the Trustee to act as our agent for registering notes in the names of holders and transferring and replacing notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any notes.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all the notes of a series, we may block the transfer or exchange of notes of such series during the period beginning 15 days before the day such notes to be redeemed are selected for redemption and ending on the day of such selection, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is represented by a global security, only DTC will be entitled to transfer and exchange the note as described in this subsection, since the depository will be the sole holder of the note.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of an exchange of Restricted Notes for Exchange Notes pursuant to the exchange offers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law, the Medicare tax on certain net investment income or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the U.S. federal, state, local and foreign tax consequences of exchanging the Restricted Notes for Exchange Notes and purchasing, holding and disposing of the Exchange Notes, including the consequences of any proposed change in applicable laws.

The exchange of Restricted Notes for Exchange Notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes, a holder will not recognize gain upon receipt of an Exchange Note in exchange for a Restricted Note in the exchange offers, the holder’s adjusted tax basis (and adjusted issue price) in the Exchange Note received in the exchange offers will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding Restricted Note immediately before the exchange, and the holder’s holding period in the Exchange Note will include its holding period in the Restricted Note.

PLAN OF DISTRIBUTION

As used in this section, the terms “the Issuers,” “we,” “us” and “our” refer collectively to Baker Hughes, a GE company, LLC and Baker Hughes Co-Obligor, Inc.

Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

You may not participate in the exchange offer if you are:

•	an “affiliate” within the meaning of Rule 405 under the Securities Act of us; or

•	a broker-dealer that acquired outstanding notes directly from us.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement of which this prospectus is a part and ending on the close of business 180-days after such date or such shorter period as will terminate when all Exchange Notes held by exchanging dealers or the initial purchasers have been sold (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 2018, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

Furthermore, any broker-dealer that acquired any of the Restricted Notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), ), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Act relating to any resale transaction. For a period of 180-days after the effective date of the registration statement of which this prospectus is a part or such shorter period as will terminate when all Exchange Notes held by exchanging dealers or initial purchasers have been sold (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes will be passed upon for us by Shearman & Sterling LLP, New York, New York, our outside counsel.

EXPERTS

The consolidated financial statements and the related financial statement schedule II incorporated in this prospectus by reference from BHI’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of BHI’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated February 7, 2017, which are incorporated herein by reference.

The combined financial statements of GE O&G for each of the three years ended December 31, 2016, 2015 and 2014 incorporated in this prospectus by reference from our Current Report on Form 8-K filed on December 4, 2017 have been audited by KPMG S.p.A., an independent registered public accounting firm, as stated in their report dated March 16, 2017, except as to Note 21 which is as of December 4, 2017, which is incorporated herein by reference.

The exchange agent for the exchange offers is:

The Bank of New York Mellon Trust Company, N.A.

By Mail or in Person

The Bank of New York Mellon Trust Company, N.A.

Processor: Adam DeCapio

By Facsimile:

732-667-9408

Confirm by telephone:

315-414-3360

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit 111 Sanders Creek Parkway

East Syracuse, NY 13057 Attn: Adam DeCapio

Any questions or requests for assistance or for additional copies of the prospectus or the letter of transmittal may be directed to the exchange agent at the telephone numbers set forth above.

Through and including                  (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Offers to Exchange

$1,250,000,000 Outstanding 2.773% Senior Notes due 2022

for

Registered 2.773% Senior Notes due 2022

and

$1,350,000,000 Outstanding 3.337% Senior Notes due 2027

for

Registered 3.337% Senior Notes due 2027

and

$1,350,000,000 Outstanding 4.080% Senior Notes due 2047

for

Registered 4.080% Senior Notes due 2047

PROSPECTUS

The date of this prospectus is                     , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Baker Hughes, a GE company, LLC

The BHGE LLC Agreement provides for indemnification by BHGE LLC of any member or affiliate, the managing member or any of its affiliates, any officer of BHGE LLC or any of its direct or indirect subsidiaries, or any individual who, while an officer of BHGE LLC or any of its direct or indirect subsidiaries, is serving at the request of BHGE LLC or any of its direct or indirect subsidiaries as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise. Such persons are entitled to payment in advance of expenses, including attorneys’ fees, that they incur in defending a proceeding, but they will be required to repay any such advance if it is ultimately determined that they were not entitled to indemnification by BHGE LLC. Indemnification is not available for any expenses, liabilities, damages and losses suffered that are attributable to any such person’s or its affiliates’ gross negligence, willful misconduct or knowing violation of the law or for any present or future breaches of any representations, warranties or covenants contained in the BHGE LLC Agreement or in other agreements with BHGE LLC. Furthermore, no indemnification is available to any such person in respect of any taxes or related interest or penalties imposed on such person as a result of certain tax allocations pursuant to the BHGE LLC Agreement.

Under the BHGE LLC Agreement, BHGE LLC maintains and will maintain directors and officers liability insurance.

Baker Hughes Co-Obligor, Inc.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The certificate of incorporation of Co-Obligor provides that it will exculpate its directors and officers to the fullest extent permitted by the DGCL and to the extent as determined appropriate by the board; and will pay expenses incurred in connection with any action, suit or proceeding by reason of the fact that such person is or was a director or officer. In addition, the Certificate of Incorporation and By-laws of the Co-Obligor provide for indemnification to the fullest extent not prohibited by law for any person who is made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description

2.1	Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among General Electric Company, Baker Hughes Incorporated, Bear Newco, Inc. and Bear MergerSub, Inc. (incorporated by reference to Exhibit 2.1 to BHI’s Current Report on Form 8-K filed with the SEC on November 1, 2016).

2.2	Amendment, dated as of March 27, 2017, to the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among General Electric Company, Baker Hughes Incorporated, Bear Newco, Inc., Bear MergerSub, Inc., BHI Newco, Inc. and Bear MergerSub 2, Inc. (incorporated by reference to Exhibit 2.1 to BHI’s Current Report on Form 8-K filed with the SEC on March 31, 2017).

Exhibit Number	Description

4.1	Indenture, dated as of October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BHI’s Current Report on Form 8-K filed on October 29, 2008).

4.2	Second Supplemental Indenture, dated as of July 3, 2017, by and among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BHGE LLC’s Current Report on Form 8-K12B filed on July 3, 2017).

4.3	Third Supplemental Indenture, dated as of December 11, 2017, by and among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BHGE LLC’s Current Report on Form 8-K filed on December 12, 2017).

4.4	Form of 2022 Note (included in Exhibit 4.3).

4.5	Form of 2027 Note (included in Exhibit 4.3).

4.6	Form of 2047 Note (included in Exhibit 4.3).

4.7	Registration Rights Agreement, dated as of December 11, 2017, among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers (incorporated by reference to Exhibit 4.2 to BHGE LLC’s Current Report on Form 8-K filed on December 12, 2017).

5.1*	Opinion of Shearman & Sterling LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of KPMG S.p.A.

24.1*	Power of Attorney (included on the signature pages of the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

99.1*	Form of Letter of Transmittal (with accompanying IRS Form W-9 and related Guidelines).

99.2*	Form of Letter to Registered Holders and Depository Trust Company Participants.

99.3*	Form of Letter to Clients (with form of Instructions to Registered Holder and/or Depository Trust Company Participant).

*	Filed herewith.

(b)	Financial statement schedules:

None

ITEM 22. UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit Index

Exhibit Number	Description

2.1	Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among General Electric Company, Baker Hughes Incorporated, Bear Newco, Inc. and Bear MergerSub, Inc. (incorporated by reference to Exhibit 2.1 to BHI’s Current Report on Form 8-K filed with the SEC on November 1, 2016).

2.2	Amendment, dated as of March 27, 2017, to the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among General Electric Company, Baker Hughes Incorporated, Bear Newco, Inc., Bear MergerSub, Inc., BHI Newco, Inc. and Bear MergerSub 2, Inc. (incorporated by reference to Exhibit 2.1 to BHI’s Current Report on Form 8-K filed with the SEC on March 31, 2017).

4.1	Indenture, dated as of October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BHI’s Current Report on Form 8-K filed on October 29, 2008).

4.2	Second Supplemental Indenture, dated as of July 3, 2017, by and among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BHGE LLC’s Current Report on Form 8-K12B filed on July 3, 2017).

4.3	Third Supplemental Indenture, dated as of December 11, 2017, by and among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to BHGE LLC’s Current Report on Form 8-K filed on December 12, 2017).

4.4	Form of 2022 Note (included in Exhibit 4.3).

4.5	Form of 2027 Note (included in Exhibit 4.3).

4.6	Form of 2047 Note (included in Exhibit 4.3).

4.7	Registration Rights Agreement, dated as of December 11, 2017, among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers (incorporated by reference to Exhibit 10.1 to BHGE LLC’s Current Report on Form 8-K filed on December 12, 2017).

5.1*	Opinion of Shearman & Sterling LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of KPMG S.p.A.

24.1*	Power of Attorney (included on the signature pages of the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

99.1*	Form of Letter of Transmittal (with accompanying IRS Form W-9 and related Guidelines).

Exhibit Number	Description

99.2*	Form of Letter to Registered Holders and Depository Trust Company Participants.

99.3*	Form of Letter to Clients (with form of Instructions to Registered Holder and/or Depository Trust Company Participant).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 2017.

Baker Hughes, a GE company, LLC

By:	/s/ Lorenzo Simonelli
Name: Lorenzo Simonelli
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William D. Marsh and Lee Whitley, or either of them, each of whom may act without joinder of the other, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 15, 2017.

SIGNATURE	TITLE

/s/ Lorenzo Simonelli Lorenzo Simonelli	Chairman of the Board, Baker Hughes, a GE company, and President and Chief Executive Officer, Baker Hughes, a GE company, LLC (Principal Executive Officer)

/s/ Brian Worrell Brian Worrell	Chief Financial Officer, Baker Hughes, a GE company, LLC (Principal Financial Officer)

/s/ Kurt Camilleri Kurt Camilleri	Vice President, Controller and Chief Accounting Officer, Baker Hughes, a GE company, LLC (Principal Accounting Officer)

/s/ Martin S. Craighead Martin S. Craighead	Vice Chairman of the Board, Baker Hughes, a GE company

/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Lead Director, Baker Hughes, a GE company

/s/ Gregory D. Brenneman Gregory D. Brenneman	Director, Baker Hughes, a GE company

/s/ Clarence P. Cazalot, Jr. Clarence P. Cazalot, Jr.	Director, Baker Hughes, a GE company

/s/ Lynn L. Elsenhans Lynn L. Elsenhans	Director, Baker Hughes, a GE company

/s/ Jamie S. Miller Jamie S. Miller	Director, Baker Hughes, a GE company

/s/ James J. Mulva James J. Mulva	Director, Baker Hughes, a GE company

/s/ John G. Rice John G. Rice	Director, Baker Hughes, a GE company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 2017.

Baker Hughes Co-Obligor, Inc.

By:	/s/ Joseph Bertucci
Name: Joseph Bertucci
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lee Whitley his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 15, 2017.

SIGNATURE	TITLE

/s/ Joseph Bertucci Joseph Bertucci	President and Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ William D. Marsh William D. Marsh	Director